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                                   EXHIBIT 23





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements (Form Statement No. 33-55336, No. 33-55304, No. 33-62508, and No. 333-26515 on
Form S-8, and 33-61842 on Form S-3) pertaining to Republic Bancorp Inc. Tax-Deferred Savings Plan and Trust of our report dated June 21, 1999 with respect to the financial statements and schedules of the Republic Bancorp Inc. Tax-Deferred Savings Plan and Trust included in this annual report (Form 11-K) for the year ended December 31, 1998.



/s/ Ernst & Young LLP

Detroit, Michigan
June 25, 1999



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